EXHIBIT 10


                     COPY OF OPINION AND CONSENT

                              OF COUNSEL

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                   De Martino Finkelstein Rosen & Virga
            A Partnership Consisting of Professional Corporation
                     1818 N. Street, N.W., Suite 400
                       Washington, D.C. 20036-2492
              Telephone (202)659-0494 Telecopier (202)659-1290


                                         April 28, 1998


Board of Directors
Greenspring Fund, Incorporated
2330 West Joppa Road, Suite 110
Lutherville, MD 21093-4641


Gentlemen:

     Greenspring Fund, Incorporated (the "Fund") is a corporation organized under the laws of the State of Maryland on October 21, 1982. We understand that the Fund is proposing to file a Post-Effective Amendment to its Registration Statement on Form N-1A (as amended, the "Registration Statement") under the Investment Company Act of 1940 and the Securities Act of 1933
(the "Act").

     We, as counsel, have examined copies, either certified, otherwise represented by management of the Fund to be genuine or otherwise proved to be genuine, of the Fund's Articles of Incorporation and By-Laws, as now in effect, the minutes of meetings of its directors and other documents related to its organization and operation, communications with or from government officials, and the Registration Statement. Based upon the foregoing, it is our opinion that:

     1. The Fund is duly organized and legally existing under the laws of the State of Maryland.

     2. The Fund is authorized to issue 60,000,000 shares of Capital Stock, par value $.01 per share, including those shares now issued and outstanding.

     3. The shares of Capital Stock of the Fund now outstanding are duly authorized, legally issued, fully paid and nonassessable.

     This opinion is expressly limited to the matters expressed in Items 1, 2 and 3 above; we have not been asked and have not given any opinion or substantive legal advice to the Fund on any matter other than the subject matter of this opinion.

     We hereby consent to the inclusion of this firm's name, address and telephone number under the caption "Legal Counsel" in the Prospectus filed as part of the Fund's Registration Statement.


                                         Very truly yours,

                                         De Martino Finkelstein Rosen & Virga

                                         By:  /s/Ralph V. De Martino
                                              Ralph V. De Martino